                                                                Project Triangle
--------------------------------------------------------------------------------


                                              Discussion Materials: Valuation Of
                                          Wandel & Goltermann Technologies, Inc.



                                                                  March 11, 1998

[LOGO] BROADVIEW ASSOCIATES
       Regulated by the SFA

Valuation Methodologies
--------------------------------------------------------------------------------

o    WGTI's   shares   have  been   valued   using  four   different   valuation
     methodologies, including:

     - Discounted Cash Flow Analysis ("DCF Analysis") - Valuation based on WGTI's expected future cash flow generation, the primary input being the January 1998 financial forecasts by WGTI management for the years 1998-2001

     - Analysis of Comparable Publicly Traded Companies ("Public Comparables") - Valuation based on trading multiples of comparable test & measurement ("T&M") and network management solutions ("NMS") companies quoted on a US exchange, applied to relevant WGTI financial statistics

     - Analysis of Comparable M&A Transactions ("M&A Comparables") - Valuation based on pricing benchmarks established by M&A transactions involving T&M and NMS vendors as targets, applied to relevant WGTI financial statistics

     - Analysis of Premia Paid In Minority Buyouts ("Premia Analysis") - Valuation based on share price premia paid in transactions in which a buyer with a majority shareholding of a US exchange listed target buys out the minority shareholders

                                                   [LOGO] BROADVIEW ASSOCIATES 2

Due Diligence

o Our valuation analysis has incorporated a detailed review of the business and prospects of WGTI, taking into account:

     - Review of publicly available documents, including third-party market research

     -    Site visits and meetings with WGTI management

     -    Meetings with WG Holding management and staff familiar with WGTI

     -    Analysis of WGTI's share trading history

o    We have twice reviewed WGTI management accounts and forecasts

     -    Review  of   Strategic   Plan  in  December   1997,   leading  to  our
          recommendation to Holding of an offer at $12.00 to $13.50 per share

     -    Review  of  revised   Strategic  Plan  in  February  1998,   including
          acquisitions of Tinwald and Network Intelligence


                                                   [LOGO] BROADVIEW ASSOCIATES 3

DCF Analysis
--------------------------------------------------------------------------------

o Basis for our DCF analysis has been WGTI's "Strategic Plan FY98-FY01 (With Technology Acquisitions)"

o Minor adjustments have been made based on information obtained during the due diligence meetings with WGTI and WG Holding, as well as a detailed review of:

     -    Actuals vs Forecast, in particular for Q1/98

     -    Order Input, in particular for the period Q3/97-Q1/98

     - Timing and impact of possible synergies and contingencies arising from WGTI's recent acquisitions and expected near-term product releases

o Our DCF analysis suggests a valuation range from $11.61 to $14.16 per WGTI share


                                                   [LOGO] BROADVIEW ASSOCIATES 4

Public Comparables
--------------------------------------------------------------------------------

o Basis for our analysis has been a sample of US exchange listed T&M and NMS vendors that are comparable in business model and product portfolio to WGTI

o    Our  analysis  has  reviewed  the  operating   performance   and  valuation
     statistics of WGTI relative to the public comparables, using the most recent (trailing twelve months ("TTM")) historical and prospective financials

o Due to its current negative profitability, the valuation of WGTI can only be based on TTM revenue and prospective 1999 earnings figures

o WGTI's valuation based on public comparables yields a value per share in the range from $7.34 to $15.82

o Relative to the public comparables, WGTI's operating performance is below the median, suggesting a valuation in the lower end of the indicated range


                                                   [LOGO] BROADVIEW ASSOCIATES 5

M&A Comparables
--------------------------------------------------------------------------------

o Basis for our analysis has been a sample of merger and acquisition transactions involving T&M and NMS target companies with business and financial profiles similar to WGTI

o We have reviewed the M&A valuation benchmarks established by the sample transactions, using the most precise pricing and target financial data available

o Due to its current negative profitability, WGTI can only be valued based on its TTM revenue figure

o The analysis of WGTI's share value based on M&A comparables provides a single point estimate of $14.11

o WG Holding's 62% controlling stake suggests that the payment of a "control premium", as reflected in the sample transactions and the implied pricing multiples, is unnecessary. Consequently, the value of WGTI's shares should lie below the estimate of $14.11


                                                   [LOGO] BROADVIEW ASSOCIATES 6

Premia Analysis
--------------------------------------------------------------------------------

o Basis for our analysis has been a sample of acquisitions by a majority shareholder of the minority interest in target companies listed on a US exchange

o Our analysis has focused on the premium paid to the minority shareholders relative to the target's share price twenty and sixty trading days prior to announcement of the acquisition intent

o Based on the applicable WGTI share prices of $10.50 and $10.87, as of October 10, 1997 and August 26, 1997, respectively, the indicated range of values per share stretches from $13.36 to $14.18 and incorporates premia of 27% and 30%, respectively



                                                   [LOGO] BROADVIEW ASSOCIATES 7

Summary Of Valuations
--------------------------------------------------------------------------------

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                          Share Price
                          Prior To "Special
                          Committee"               Current Share
                          Announcement             Price
                          (18-Nov-97)              (5-Mar-98)
                          -----------              --------------

                                    Value Ranges
DCF Analysis                       $11.61-$14.16


Public Comparables                  $7.34-$15.82                       Extremely broad range solely based on TTM
                                                                       revenue and 1999 prospective earnings

M&A Comparables                           $14.11                       Single-point estimate solely based on TTM
                                                                       revenue


Premia Analysis                    $13.36-$14.18

                            WGTI Price Per Share ($)

                                                   [LOGO] BROADVIEW ASSOCIATES 8

Share Trading Performance
--------------------------------------------------------------------------------

o We have reviewed WGTI's trading performance and indexed the development of the share price against a sample of comparable US exchange listed vendors. WGTI's shares have largely underperformed those of its competitors




 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

           WGTI Stock Performance Vs. T&M Index (April 1994 To Date)

                             [PLOT POINTS TO COME]




o WGTI's static share price below $13.00 following WG Holding's offer is significant in that a bid, if perceived as being below fair market value, typically causes the target's share price to rise above the offer as market participants anticipate a higher bid


                                                   [LOGO] BROADVIEW ASSOCIATES 9

--------------------------------------------------------------------------------

                                    Appendix



                                                  [LOGO] BROADVIEW ASSOCIATES 10

DCF Analysis
--------------------------------------------------------------------------------

Income Statement

(Figures in $ thousands)  FYE September 30,      1997      1998(P)      1999(P)     2000(P)      2001(P)      2002(P)      2003(P)
                                                 ----      -------      -------     -------      -------      -------      ------
Total Revenue                                   54,455      64,200      80,575      99,944     121,913     151,440       183,395
   % growth                                      -7.8%        17.8%       25.5%       24.0%       22.0%       24.2%         21.1%

Total Cost of Sales                             24,381      30,264      37,677      46,050      55,287      67,530        80,419
   % of Revenue                                   44.8%       47.1        46.8%       46.1%       45.3%       44.6%         43.9%

Gross Profit                                    30,074      33,936      42,898      53,893      66,626      83,910       102,976
   % of Revenue                                   55.2%       52.9%       53.2%       53.9%       54.7%       55.4%         56.1%

Selling, General and Admin. (SG&A)              19,360      22,051      25,777      31,252      37,061      46,038        55,752
   % of Revenue                                   35.6%       34.3%       32.0%       31.3%       30.4%       30.4%         30.4%

Research & Development                          10,712      11,477      13,778      16,091      18,896      21,959        26,592
   % of Revenue                                   19.7%       17.9%       17.1%       16.1%       15.5%       14.5%         14.5%

EBIT                                                 2         408       3,343       6,550      10,668      15,913        20,631
   % of Revenue                                    0.0%        0.6%        4.1%        6.6%        8.8%       10.5%         11.2%

Financial Income                                   422         300         617         978       1,547       1,859         1,724

Pre-tax Profit                                     424         708       3,726       7,160      11,501      16,434        21,774
   % of Revenue                                    0.8%        1.1%        4.6%        7.2%        9.4%       10.9%         11.9%

Income Taxes                                                   500         926       1,933       3,105       4,437         5,879
   Effective Tax Rate                              0.0%         NM        24.8%       27.0%       27.0%       27.0%         27.0%

Net Income                                         424         208       2,800       5,227       8,395      11,997        15,895
   % of Revenue                                    0.8%        0.3%        3.5%        5.2%        6.9%        7.9%          8.7%

Note: 1998 figures exclude the impact of acquisitions

                                                  [LOGO] BROADVIEW ASSOCIATES 11

DCF Analysis
--------------------------------------------------------------------------------
Balance Sheet

(Figures in $ thousands)              FYE September 30,          1998(P)      1999(P)     2000(P)     2001(P)     2002(P)    2003(P)
                                                                 -------      -------     -------     -------     -------    -------
ASSETS
    Cash and Cash Equivalents                                      8,500      10,400      15,500      22,700      22,700      27,348
    Accounts Receivable                                           12,561      14,245      16,854      21,915      27,223      32,967
    Inventories                                                    5,868       6,095       6,370       7,929       9,685      11,534
    Other Current Assets                                           2,600       3,000       3,200       4,200       5,513       7,235
    Total Current Assets                                          29,529      33,740      41,924      56,744      65,121      79,084
    Net PP&E                                                       3,900       4,420       4,720       4,920       5,870       6,470
    Other Assets                                                     767       1,408       1,576       1,901       2,304       2,793
    Net Intangible Assets                                             20           0           0           0           0           0
    Total Assets                                                  34,215      39,567      48,219      63,565      73,295      88,347


LIABILITIES AND SHAREHOLDERS' EQUITY
    Accounts Payable                                               3,978       4,407       4,799       7,095       8,666      10,320
    Accrued Compensation                                           1,789       2,234       2,582       2,545       3,138       3,791
    Other Accrued Liabilities                                      1,867       2,680       3,013       3,394       4,185       5,055
    Total Current Liabilities                                      7,634       9,321      10,394      13,034      15,989      19,166
    Bank Debt                                                      1,714       2,580       4,931       9,242       4,020           0
    Total Liabilities                                              9,349      11,900      15,325      22,275      20,009      19,166
    Shareholders` Equity                                          24,867      27,667      32,894      41,290      53,286      69,181
    Total Liabilities and Shareholders' Equity                    34,215      39,567      48,219      63,565      73,295      88,347

Note: 1998 figures exclude the impact of acquisitions


                                                  [LOGO] BROADVIEW ASSOCIATES 12

DCF Analysis
--------------------------------------------------------------------------------
DCF Valuation Summary

(Figures in $ thousands)              FYE September 30,          1998(P)    1999(P)      2000(P)     2001(P)    2002(P)      2003(P)
                                                                 -------    -------      -------     -------    -------      -------
Net lncome                                                          208       2,800       5,227       8,395      11,997      15,895

Adjustments for Non-Cash ltems                                    1,908       2,500       3,700       4,300       4,300       5,400
Adjustments for Investment and Working Capital                   -2,659      -4,265      -6,179      -9,806     -11,075     -12,627
Adjustments for Capital Structure                                  (300)       (288)       (446)       (608)       (380)       (834)

Unlevered Free Cash Flow                                           -843         747       2,303       2,282       4,842       7,834
Present Value of Free Cash Flows                                   -752         593       1,632       1,441       2,727       3,933

--------------------------------------------------------------------------------
Unlevered Beta for WGT                 A                          1.07
Equity Market Premium                  B                          6.00%
Risk Free Rate                         C                          5.75%
Equity Discount rate                D=C+A*B                       12.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Share Price                                  05-Mar-98          $13.00
Common Shares Outstanding (1)                                    5,261

Equity Market Capitalisation                                    68,393

Float (Shares)                                                   1,980
Float (% of total shares outstanding                                38%
Value of Float                                                  25,740
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Perpetuity Growth Rate                                   3.0%       4.0%       5.0%
Terminal Cash Flow Multiple                             11.2       12.7       14.6
Free Cash Flow at 2003                                 7,834      7,834      7,834
Terminal Value                                        87,995     99,725    114,726
Present Value of Terminal Value                       44,177     50,066     57,597
Present Value of Free Cash Flows from 1998 to 2003     9,574      9,574      9,574

----------------------------------------------------------------------------------
Total Enterprise Value                                53,752     59,640     67,172
----------------------------------------------------------------------------------

Plus Cash                                              7,329      7,329      7,329
Minus Debt                                                 0          0          0
----------------------------------------------------------------------------------
Total Equity Value                                    61,081     66,969     74,501
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Value per Share                                      $ 11.61    $ 12.73    $ 14.16
----------------------------------------------------------------------------------

Note:   1998 figures exclude the impact of acquisitions


                                                  [LOGO] BROADVIEW ASSOCIATES 13

Public Comparables
--------------------------------------------------------------------------------

Operating Performance Measures

($ Thousands)
                                                                                                               Equity        Total
                                                          Rev.    Gross    EBITDA    EBIT    Pretax     Net    Market       Market
Company                                    Revenue       Growth   Margin   Margin   Margin   Margin   Margin    Cap.         Cap.
Applied Digital Access                       29,614       28.7%    50.9%    -8.9%   -18.3%   -14.7%   -16.7%     94,208       80,658
Fluke                                       441,034        3.4%    53.8%    14.0%    10.5%    10.7%     6.8%    440,036      403,304
IFRSystems                                  106,386        5.6%    43.1%    15.2%    12.4%    12.5%     7.5%    164,509      161,688
Keithley                                    127,032        3.7%    58.1%     7.2%     4.1%     3.1%     2.1%     42,857       54,813
Lecroy                                      112,265       12.8%    64.3%    17.1%    14.1%    14.1%     9.5%    168,600      146,891
Network Associates                          612,193       45.0%    82.3%    35.8%    31.7%    34.1%    14.5%  4,590,551    4,343,175
Tekelec                                     105,772       69.9%    66.0%    21.1%    16.6%    18.3%    21.4%  1,010,733      964,633
Tektronix                                 2,033,121       10.1%    41.1%    10.0%     6.9%     7.1%     4.8%  2,185,569    2,205,730



Median                                                    11.5%    55.9%    14.6%    11.5%    11.6%     7.1%



WGTI                                         53,851      -12.6%    52.1%    -1.6%    -5.4%    -4.4%    -3.2%     69,405       56,010


Note: TTM WGTI figures including pro-forma adjustment for acquisitions
      Share prices as of 4-Mar-98


                                                  [LOGO] BROADVIEW ASSOCIATES 14

Public Comparables
--------------------------------------------------------------------------------

Valuation Multiples

($ Thousands)
                                                                                                  Projected       Projected
                                     TMC/                                             EMC/Net    Calendar 1998  Calendar 1999
Company                             Revenue    TMC/EBITDA    TMC/EBIT    EMC/Pretax    Income         P/E            P/E
Applied Digital Access                2.72        (NM)         (NM)         (NM)         (NM)         (NM)           (NM)
Fluke                                  .91        6.55         8.68         9.29        14.76        13.63          12.14
IFR Systems                           1.52        9.98        12.21        12.34        20.60        17.87          14.56
Keithley                               .43        5.98        10.64        10.82        15.96           NA             NA
Lecroy                                1.31        7.63         9.26        10.67        15.84        13.85          11.54
Network Associates                    7.09       19.79        22.39        21.99        51.84        27.24          20.97
Tekelec                               9.12       43.18        54.99        52.20        44.62        45.06          32.67
Tektronix                             1.08       10.87        15.81        15.05        22.36        15.00          13.04


Median                                1.41        8.81        11.43        11.58        18.28        16.44          13.80


Note: NM = Not meaningful
      NA = Not avallable

                                                  [LOGO] BROADVIEW ASSOCIATES 15

Public Comparables
--------------------------------------------------------------------------------

Valuation Summary

($ Thousands)
                                                       WGTI
                                        Median       Applicable     Total Market    Balance Sheet  Implied Equity    Implied Share
Valuation Metrics                      Multiple        Figure      Capitalisation     Adjustment       Value             Price
                                           A             B              C=AxB              D           E=C-D
TTM Revenue                              1.41 x       $53,851          $76,152          ($7,095)      $83,247             $15.82

TTM EBITDA                               8.81 x            NM                                                                 NM

TTM EBIT                                11.43 x            NM                                                                 NM

TTM Pretax Income                       11.58 x            NM                                                                 NM

TTM Net Income                          18.28 x            NM                                                                 NM

Projected 1998 Earnings                 16.44 x            NM                                                                 NM

Projected 1999 Earnings                 13.80 x        $2,800                                         $38,635              $7.34

Note: WGTI's figures for TTM revenue and cash have been adjusted to reflect acquisitions
       NM = Not meaningful

                                                  [LOGO] BROADVIEW ASSOCIATES 16

M&A Comparables
--------------------------------------------------------------------------------

Valuation Multiples

($ Millions)


Date       Buyer                        Target                             Target Description
------------------------------------------------------------------------------------------------------------------------------------
Jan-98     IFR Systems Inc              GEC (Marconi Instruments Ltd)      Test and measurement equipment

Dec-97     McAfee Associates Inc.       Network General Corp               Fault, performance and security management solutions for
                                                                           LAN and WAN networks

Dec-97     Investors (Clayton,          Dynatech Corporation               Communications test solutions for telecommunication
           Dubilier and  Rice)                                             companies and large network users, industrial computing
                                                                           and video hardware

Nov-97     GN Great Nordic A/S (GN      Siemens AG (Siemens OTE, Inc.)     Fibre optic cable testing equipment in the LAN/WAN
           Nettest)                                                        segment

Oct-97     Thermo Electron Corp         Peek Plc                           Data collection, computation and communication equipment
           (Thermo Power Corp)                                             for the traffic control market

Sep-97     Tektronix Inc                Siemens AG (Siemens                ISDN and tetecoms service test products
                                        Communications Test Equipment
                                        GmbH)

Aug-97     Confidential                 Confidential                       Test equipment for ethernet and related data
                                                                           communications applications

Jul-97     Confidential                 Confidential                       Windows based network analysis software for field
                                                                           technicians, departmental networks and small businesses

May-97     Investment (DLJ Merchant      Wavetek Corp                      Test equipment for communication networks, instruments to
           Banking  Partners II LP And                                     calibrate and test electronic equipment, handheld
           Green Equity Investors II LP)                                   electronic test tools

May-97     Bowthorpe Plc                Adtech Inc                         Digital telecommunications test equipment

Apr-97     Ametek Inc                   Technitrol Inc (Test &             Force-measurement and testing devices, hand-held gauges,
                                        Measurement Product                electronic instruments, test stands, analytical
                                        Segment)                           software and support services

Aug-95     Dynatech Corporation         Tele-Path Industries Inc           Communications test equipment

Mar-95     Confidential                 Conftdential                       Sonet, BERT and jitter telecom test equipment

Nov-94     GN Great Nordic A/S          Laser Precision Corp               Fibre optics and T&M instruments
           (GN Great Nordic)

Feb-92     IFR Systems Inc              Photon Kinetics Inc                T&M systems for optical fibre networks

                                                    Adjusted   Adjusted
           Adjusted        Target        Target       Price/     Price/
Date        Price(1)       Revenue       EBITDA      Revenue     EBITDA
--------------------------------------------------------------------------------
Jan-98        107.00        110.00           NA         0.97        NA

Dec-97       1071.60        256.37        46.10         4.18     23.25


Dec-97        842.00        456.00         97.81        1.85      8.61



Nov-97         10.00         12.00           NA         0.83        NA


Oct-97        158.70        254.43        17.16         0.62      9.25


Sep-97         46.00         60.00           NA         0.77        NA



Aug-97        182.50         33.60           NA         5.43        NA


Jul-97         32.78          4.60           NA         7.13        NA


May-97        198.80        154.51        20.40         1.29        NA




May-97         64.00         10.00           NA         6.40        NA

Apr-97         34.00         30.00           NA         1.13        NA



Aug-95         23.60         20.00           NA         1.18        NA

Mar-95         15.80         10.00           NA         1.58        NA

Nov-94         31.51         25.27           NA         1.25        NA


Feb-92         12.00         14.80           NA         0.81        NA

Median Multiple                                         l.25      9.25

Note: Prices paid have been adjusted for capital structure at the time of acquisition, where data available.

                                                  [LOGO] BROADVIEW ASSOCIATES 17

M&A Comparables
--------------------------------------------------------------------------------

Valuation Summary

($ Thousands)
                                              WGTI
                           Median       Applicable       Total Market     Balance Sheet    Implied Equity       Implied
Valuation Metrics          Multiple         Figure     Capitalisation        Adjustment             Value   Share Price
                                  A              B              C=AxB                D              E=C-D
TTM Revenue                  1.25 x        $53,851         $67,149           ($7,095)           $74,244         $14.11
TTM EBITDA                   9.25 x             NM                                                                  NM

Note: WGTI's figures for TTM revenue and cash have been adjusted to reflect acquisitions

      NM = Not meaningful


                                                  [LOGO] BROADVIEW ASSOCIATES 18

Premia Analysis
--------------------------------------------------------------------------------

Premia Paid In Minority Buyouts





Date     Target Name                      Acquiror Name                   Target Description
------------------------------------------------------------------------------------------------------------
Aug-97   Rexel Inc                        Rexel SA                        Electrical components
Jun-97   Acordia                          Anthem                          Insurance broker
Jan-97   Calgene                          Monsanto                        Biotech (genetic engineering)
Jan-97   Mafco Consolidated Group         Mafco Holdings Inc.             Manufactures cigars
Nov-96   Central Tractor Farm & Country   JW Childs Equity Partners LP    Agricultural speciality retailer
Oct-96   WCI Steel Inc.                   Renco Group Inc.                Steel manufacturer
Jun-96   Seaboard Qil Co.                 Seaboard Acquisition Partners   Operates oil & gas wells
May-96   SyStemix Inc                     Novartis AG                     Gene therapies for cancer, AIDS
Mar-96   Great American Mgmt & Invt Inc   Equity Holdings Ltd             Building materials
Sep-95   SCOR US Corp                     SCOR                            Reinsurance holding company
Aug-95   GEICO                            Berkshire Hathaway              Property insurer
Jul-95   REN Corp                         COBE Laboratories (Gambro AB)   Dialysis services
May-95   Bic Corp                         Bic SA                          Manufactures writing instruments
Apr-95   LIN Broadcasting                 McCaw Cellular (AT&T)           Holding for cellular phone assets
Apr-95   Club Med Inc                     Club Mediterranee               Holiday resorts
Mar-95   Ropak Corp                       LinPac Mouldings Ltd            Manufacture plastic containers
Oct-94   Chemical Waste Management        WMX Technologies                Chemical waste management
Sep-94   Contel                           GTE                             Telephone services
Aug-94   Castle & Cooke Homes Inc         Dole Food Company               Builds homes
Jun-94   Ogden Projects Inc               Ogden Corp                      Waste to energy plants

                                            % of
                                           Shares
                                            Owned   Premium    Premium     Premium
                                             Pre-   One Day   20 Trading  60 Trading
Date     Target Name                        Offer    Prior    Days Prior  Days Prior
--------------------------------------------------------------------------------------
Aug-97   Rexel Inc                          50.6%     19%         22%         24%
Jun-97   Acordia                            66.8%     13%         26%         26%
Jan-97   Calgene                            54.6%     62%         58%         64%
Jan-97   Mafco Consolidated Group           85.0%     61%         63%         75%
Nov-96   Central Tractor Farm & Country     64.5%     18%         23%         47%
Oct-96   WCI Steel Inc.                     84.5%     18%         78%         86%
Jun-96   Seaboard Qil Co.                   71.0%     26%         39%         95%
May-96   SyStemix Inc                       71.6%     77%         59%         32%
Mar-96   Great American Mgmt & Invt Inc     87.9%     6%          11%         2%
Sep-95   SCOR US Corp                       80.0%     37%         39%         67%
Aug-95   GEICO                              51.0%     26%         25%         26%
Jul-95   REN Corp                           53.0%     27%         26%         36%
May-95   Bic Corp                           78.0%     13%         29%         29%
Apr-95   LIN Broadcasting                   52.0%     7%          7%          -2%
Apr-95   Club Med Inc                       70.8%     41%         45%         36%
Mar-95   Ropak Corp                         54.8%     7%          5%          4%
Oct-94   Chemical Waste Management          78.6%     7%          12%         1%
Sep-94   Contel                             90.0%     44%         36%         55%
Aug-94   Castle & Cooke Homes Inc           82.8%     31%         54%         29%
Jun-94   Ogden Projects Inc                 84.2%     6%          21%         20%


                                Median                22%         27%         30%

                                                  [LOGO] BROADVIEW ASSOCIATES 19

Premia Analysis
--------------------------------------------------------------------------------

Valuation Summary


                             One Day Prior       20 Days Prior     60 Days Prior
                                (18-Nov-97)        (22-Oct-97)       (26-Aug-97)
Premium Paid In Minority
Buyout Transactions                     22%                27%              30%
WGTI Share Price                     $10.00             $1O.50           $10.88
Implied Value Per Share              $12.24             $13.36           $14.18




                                                  [LOGO] BROADVIEW ASSOCIATES 20